FILENET CORPORATION
                        EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM



SECTION 1:    Action                                     Complete Sections:

ACTIONS       |_|  New Enrollment                        2, 3, 7
              |_|  Change Payroll Deductions             2, 4, 7
              |_|  Cease Payroll Deductions              2, 5, 7
              |_|  Leave of Absence                      2, 6, 7
              |_|  Name/Address Change                   2, 7
================================================================================
SECTION 2:

PERSONNEL     Name______________________________________________________________
DATA               Last               First   MI              Dept/Location


              Home Address______________________________________________________

              __________________________________________________________________
              City                  State    Zip Code            Country


              SS # or Employee I.D.#    __________________________________
              (whichever applicable)
================================================================================
SECTION 3     Effective with the Purchase
              Period Beginning:
NEW           _____________________________________
ENROLLMENT    Month, Day and Year


              Payroll Deduction Amount:  _____%  of cash earnings*
              *Must be a multiple of 1% up to a maximum of 10% of cash
              earnings.
================================================================================
SECTION 4:    Effective with the
              Pay Period Beginning: _______________________________________
CHANGE                                         Month, Day and Year
PAYROLL
DEDUCTIONS
              I authorize the following new level of payroll deductions:
               ______% of cash earnings*
              *Must be a multiple of 1% up to a maximum of 10% of cash earnings.

              NOTE: You may reduce your rate of payroll deductions once per purchase period to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase period.
================================================================================
SECTION 5:    Effective with the
              Pay Period Beginning: ________________________________________
CEASE                                        Month, Day and Year
PAYROLL
DEDUCTIONS
              Your election to cease your payroll deductions for the balance of the purchase period cannot be changed, and you may not rejoin the purchase period at a later date. You will not be able to resume participation in the ESPP until a new purchase period begins.

              In connection with my voluntary cessation of payroll deductions I elect the following action with respect to my ESPP payroll deductions to date in the current purchase period:

              |_|  Purchase shares at end of the period
                             OR
              |_|  Refund ESPP payroll deductions collected


              NOTE: If  your  employment  terminates  for  any  reason  or  your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase period will automatically be refunded to you.
================================================================================
SECTION 6:    In connection  with my  approved  unpaid leave of absence, I elect the following action  with respect to my ESPP payroll deduction to
LEAVE OF      date in the current purchase period:
ABSENCE
              |_|  Purchase shares at end of the purchase period
                                      OR
              |_|  Refund ESPP payroll deductions collected


              NOTE: If  you  take an  unpaid  leave  of  absence,  your  payroll
                    deductions  will  immediately  cease.   Upon  your return to
                    action service  (i) within 90 days or  (ii) after any longer
                    period   during   which   your  right  to  re-employment  is
                    guaranteed   by   either   contract  or  law,  your  payroll
                    deductions will automatically resume  at the rate in  effect for you at the time your leave began.
================================================================================
SECTION 7:          I  hereby  acknowledge  that  I  have  read  the  ESPP  Plan
                    Summary  and  Prospectus  provided  to me by the Company and
AUTHORIZATION:      understand  the terms of my  participation  in the  ESPP.  I hereby authorize the specific action or actions indicated above.

                    __________________      ____________________________________
                    Date                    Signature of Employee